Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
September 21, 2023	Hong Kong	Silicon Valley
	Houston	Singapore
Intuitive Machines, Inc.	London	Tel Aviv
3700 Bay Area Blvd	Los Angeles	Tokyo
Houston, TX 77058	Madrid	Washington, D.C.

Re: Intuitive Machines, Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Intuitive Machines, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the offer and sale from time to time, in each case, by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of 14,117,649 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company and (ii) the issuance by the Company of 9,411,766 shares of Class A Common Stock that are issuable upon the exercise of (a) that certain Series A Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (the “Series A Warrant”), and (b) that certain Series B Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (the “Series B Warrant” and, together with the Series A Warrant, the “PIPE Warrants”), by the holders thereof.

The 14,117,649 shares of Class A Common Stock consists of (i) 4,705,883 shares of Class A Common Stock (the “PIPE Shares”) issued in a private placement pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 30, 2023, by and between the Company and Armistice Capital Master Fund Ltd., an affiliate of the Selling Stockholder, and (ii) 9,411,776 shares of Class A Common Stock issuable upon the exercise of the PIPE Warrants (the “PIPE Warrant Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer, sale or issuance, as applicable, of the PIPE Shares and the PIPE Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and, with respect to the opinion set forth in numbered paragraph 2, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

September 21, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The PIPE Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When the PIPE Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable PIPE Warrant holders, and have been issued by the Company upon exercise of the PIPE Warrants against payment therefor (not less than par value) in the manner contemplated by the Registration Statement and the PIPE Warrants, the issuance of the PIPE Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the PIPE Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that (i) at or prior to the time of the delivery of any PIPE Shares or PIPE Warrant Shares, as applicable, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the PIPE Shares and PIPE Warrant Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the offer, sale or issuance of such PIPE Shares or PIPE Warrant Shares, as applicable, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

September 21, 2023

With your consent, we have assumed (a) that the Securities Purchase Agreement and the PIPE Warrants have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Securities Purchase Agreement and the PIPE Warrants constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Securities Purchase Agreement and the PIPE Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the PIPE Shares and PIPE Warrant Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP